UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2005

Date of Report (Date of earliest event reported)

BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.15
Exhibit 10.16
Exhibit 10.17

Item 1.01. Entry into a Material Definitive Agreement.

     On February 28, 2005, we granted an aggregate of 100,000 restricted stock units to three of our executive officers pursuant to our 2003 incentive compensation plan. In connection with the grants, we entered into a restricted stock unit agreement with each of Vincent F. Sollitto, Jr., our President and Chief Executive Officer; Wayne A. Pratt, our Vice President, Chief Financial Officer, Secretary, and Treasurer; and Robert L. Melcher, our Chief Technology Officer.

     Pursuant to the agreements, each executive becomes vested in the restricted stock units based upon the attainment of certain agreed-upon company cash flow objectives. Each executive forfeits the unvested portion, if any, of his restricted stock units in the event that the executive’s service to our company is terminated for any reason except death or permanent disability.

     Under the agreements, in the event that an executive’s service is terminated by reason of his death or permanent disability prior to the date on which his restricted stock units are fully vested, the executive automatically becomes 100% vested in the restricted stock units as of the date of the executive’s death or permanent disability.

     The restricted stock unit agreements are attached hereto as Exhibits 10.15, 10.16, and 10.17.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number

	10.15	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Vincent F. Sollito, Jr.

	10.16	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Wayne A. Pratt

	10.17	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Robert L. Melcher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: March 4, 2005	By:	/S/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer

EXHIBIT INDEX

10.15	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Vincent F. Sollito, Jr.

10.16	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Wayne A. Pratt

10.17	Restricted Stock Unit Agreement dated February 28, 2005 by and between the Registrant and Robert L. Melcher